Exhibit 99.1

Starbucks Reports Record Fourth Quarter and Fiscal 2010 Results

Q4 EPS Up 85% to $0.37; Non-GAAP EPS Up 54% to $0.37

Q4 Global Comparable Store Sales Increase 8%; Global Traffic Increases 5%

Q4 Operating Margin Up Sharply, to 17.3% in U.S. and 13.8% Internationally

Company Updates FY11 Outlook

SEATTLE; November 4, 2010 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its fiscal fourth quarter and fiscal year ended October 3, 2010, periods that included 14 weeks and 53 weeks, respectively, as fiscal 2010 contained an extra week. The company also updated its FY11 targets.

Fiscal Fourth Quarter 2010 Highlights:

•	Total net revenues increased 17.2% to $2.8 billion; on a 13-week basis, total net revenues increased 8.6% to $2.6 billion

•	Comparable store sales increased 8%, driven by a 5% increase in traffic and a 2% increase in average ticket

•	U.S. comparable store sales increased 8%, driven by a 6% increase in traffic and a 2% increase in average ticket

•	International comparable store sales increased 7%, driven by a 4% increase in traffic and a 3% increase in average ticket

•	Consolidated operating margin improved 590 basis points to 14.1%; Non-GAAP operating margin increased 390 basis points to 14.3%

•	U.S. operating margin improved 800 basis points to 17.3%; U.S. Non-GAAP operating margin increased 530 basis points to 17.4%

•	International operating margin improved 620 basis points to 13.8%; International Non-GAAP operating margin increased 600 basis points to 14.7%

•	EPS increased to $0.37 in Q4 FY10 compared to $0.20 in Q4 FY09; Non-GAAP EPS increased to $0.37 in Q4 FY10 compared to $0.24 in Q4 FY09

•	Company announced a quarterly cash dividend of $0.13 per share

Full-Year 2010 Highlights:

•	Total net revenues increased 9.5% to $10.7 billion

•	Comparable store sales increased 7%, driven by a 4% increase in traffic and a 3% increase in average ticket

•	U.S. comparable store sales increased 7%, driven by a 3% increase in traffic and a 4% increase in average ticket

•	International comparable store sales increased 6%, driven by a 5% increase in traffic and a 1% increase in average ticket

•	Consolidated operating margin improved 760 basis points to 13.3%; Non-GAAP operating margin increased 460 basis points to 13.8%

•	U.S. operating margin increased 960 basis points to 17.1%; U.S. Non-GAAP operating margin increased 640 basis points to 17.4%

•	International operating margin more than doubled to 9.8% in FY10; International Non-GAAP operating margin increased 480 basis points to 11.0%

•	EPS increased 138% to $1.24 in FY10 from $0.52 in FY09; Non-GAAP EPS increased 60% to $1.28 from $0.80 in FY09

•	Operating cash flow totaled $1.7 billion; Free cash flow exceeded $1.2 billion

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•	Starbucks returned approximately $460 million to shareholders through share repurchases and dividends

“I am delighted with the record fourth quarter and full year results we announced today. These results are a credit to the hard work and dedication of Starbucks partners around the world every day, and are particularly gratifying in light of the formidable economic challenges that our customers and we continue to confront in virtually every country and every market in which we operate” said Howard Schultz, chairman, president and ceo. “But beyond the story told by our financial performance, 2010 was a year of tremendous development and progress for Starbucks on many other fronts as well.”

“In 2010, we continued to improve our customer experience, further leverage our coffee authority, differentiate Starbucks from competitors and forge deeper connections with consumers around the world through our loyalty program and social and digital media efforts. At the same time, we continued to innovate. Our emerging brands like Starbucks VIA® Ready Brew and Seattle’s Best Coffee have become a part of the daily routine for millions of consumers. And we have made great strides in our efforts to expand our products and brands in multiple CPG channels. The spirit and sense of urgency that emanated from our transformational journey over the past few years continues unabated. I am convinced that we are about to enter an era of even more opportunity for Starbucks, and am more convinced than ever that our future has never looked brighter,” added Schultz.

“We completed fiscal 2010 with strong momentum throughout our business. Meaningful same store sales growth, coupled with the stronger financial discipline we have adopted within the organization, delivered the excellent results we reported, leaving us well positioned for our next stage of profitable growth,” commented Troy Alstead, cfo. “The strong margin improvement we achieved in our U.S. and International businesses reflects the hard work of our partners throughout the organization delivering top line growth while also driving efficiencies in our operations. As a result of Starbucks strong fiscal 2010 performance and the momentum we carried into the new fiscal year, we are increasing our EPS outlook for fiscal 2011 to a range of $1.41 to $1.47, representing 15% to 20% growth over fiscal 2010 non-GAAP EPS on a 52-week basis.”

Fourth Quarter Fiscal 2010 Summary

($ in millions, except per share amounts)	14 Weeks Ended 3-Oct-10	13 Weeks Ended 27-Sep-09	Change
Revenues	$2,838.0	$2,422.2	17%
GAAP Operating Income	$399.3	$199.4	100%
GAAP Operating Margin	14.1%	8.2%	590	bps
Non-GAAP Operating Income	$405.7	$252.6	61%
Non-GAAP Operating Margin	14.3%	10.4%	390	bps
Comparable Store Sales Growth[1]	8%	-1%
GAAP EPS[3]	$0.37	$0.20	85%
Adjustments[2]	$0.00	$0.04	nm
Non-GAAP EPS[3]	$0.37	$0.24	54%

[1]	Comparable store sales percentages were calculated excluding the additional week in September 2010.
[2]	See the Reconciliation of Selected GAAP Measures to Non-GAAP Measures at the end of this document for further detail.
[3]	For the 14 weeks ended October 3, 2010, diluted earnings per share included an estimated $0.05 per share benefit from the extra week in September 2010.

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Consolidated net revenues were $2.8 billion for Q4 FY10, an increase of 17% over Q4 FY09. The increase was primarily due to the extra week in FY10 and an 8% increase in global comparable stores sales. Net revenues increased approximately 9% when calculated on a comparative 13-week basis for both Q4 fiscal 2010 and 2009.

Non-GAAP operating income for Q4 FY10 totaled $405.7 million, representing a non-GAAP operating margin expansion of 390 basis points to 14.3%. This improvement was primarily due to increased sales leverage and continued benefits from operational efficiencies.

Restructuring Charges

Restructuring charges of $6.4 million for the quarter were related to lease exit and other costs associated with the closure of company-operated stores in international markets. With the previously-announced store closures essentially complete, this will be the final quarter in which Starbucks will be reporting restructuring costs related to these activities.

Segment Results

Effective in Q4 FY10, the company realigned its reporting segments by including Seattle’s Best Coffee results along with unallocated corporate expenses and Digital Ventures within Other. Previously, components of Seattle’s Best Coffee were included in the U.S., International and Global Consumer Products (CPG) segments. Prior periods have been reclassified for comparability.

Q4 U.S. Segment Results

($ in millions)	14 Weeks Ended 3-Oct-10	13 Weeks Ended 27-Sep-09	Change
Revenues	$1,973.6	$1,711.0	15%
GAAP Operating Income	$342.2	$159.9	114%
GAAP Operating Margin	17.3%	9.3%	800	bps
Non-GAAP Operating Income	$343.3	$206.6	66%
Non-GAAP Operating Margin	17.4%	12.1%	530	bps
Comparable Store Sales Growth	8%	-1%

U.S. net revenues were $2.0 billion in Q4 FY10, an increase of 15% over Q4 FY09. The increase was due to the extra week in FY10 and an 8% increase in comparable store sales, comprised of a 6% increase in the number of transactions and a 2% increase in the average value per transaction. Net revenues increased approximately 7% when calculated on a comparative 13-week basis for both Q4 fiscal 2010 and 2009.

U.S. non-GAAP operating income for Q4 FY10 was $343.3 million compared to $206.6 million for the same period a year ago. Non-GAAP operating margin expanded to 17.4% in Q4 FY10 compared to 12.1% in the corresponding period of fiscal 2009. The margin expansion was primarily due to increased sales leverage and continued benefits from operational efficiencies.

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Q4 International Segment Results

($ in millions)	14 Weeks Ended 3-Oct-10	13 Weeks Ended 27-Sep-09	Change
Revenues	$619.3	$512.0	21%
GAAP Operating Income	$85.7	$39.1	119%
GAAP Operating Margin	13.8%	7.6%	620	bps
Non-GAAP Operating Income	$91.0	$44.7	104%
Non-GAAP Operating Margin	14.7%	8.7%	600	bps
Comparable Store Sales Growth	7%	0%

International net revenues were $619.3 million in Q4 FY10, an increase of 21% over Q4 FY09. The increase was due to the extra week in FY10, a 7% increase in comparable store sales, comprised of a 4% increase in the number of transactions and a 3% increase in the average value per transaction, and the effect of consolidating the company’s previous joint venture operations in France. Net revenues increased approximately 12% when calculated on a comparative 13-week basis for both Q4 fiscal 2010 and 2009.

International non-GAAP operating income increased to $91.0 million in Q4 FY10, compared to $44.7 million for the same period a year ago, with the related non-GAAP operating margin expanding 600 basis points to 14.7% from 8.7% in Q4 FY09. The margin increase was primarily driven by sales leverage on occupancy costs and supply chain efficiencies.

Q4 Global Consumer Products Group Segment Results

($ in millions)	14 Weeks Ended 3-Oct-10	13 Weeks Ended 27-Sep-09	Change
Revenues	$201.3	$169.1	19%
GAAP Operating Income	$79.3	$88.0	-10%
GAAP Operating Margin	39.4%	52.0%	nm

CPG net revenues were $201.3 million in Q4 FY10, an increase of 19% over Q4 FY09. The increase was primarily due to the extra week in FY10 and to the impact of the ongoing launch of Starbucks VIA® in the CPG channel. Net revenues increased approximately 10% when calculated on a comparative 13-week basis for both Q4 fiscal 2010 and 2009.

Operating income for the CPG segment was $79.3 million in Q4 FY10 compared to $88.0 million in Q4 FY09, with the operating margin decreasing to 39.4% of net revenues from 52.0% in the prior-year period, due in part to increased Starbucks VIA® launch expenses.

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Full-Year Fiscal 2010 Financial Results

($ in millions, except per share amounts)	53 Weeks Ended 3-Oct-10	52 Weeks Ended 27-Sep-09	Change
Net New Stores	223	(45)	268
Revenues[1]	$10,707.4	$9,774.6	10%
GAAP Operating Income	$1,419.4	$562.0	153%
GAAP Operating Margin	13.3%	5.7%	760	bps
GAAP EPS[2]	$1.24	$0.52	138%
Non-GAAP Operating Income[3]	$1,472.4	$894.4	65%
Non-GAAP Operating Margin[3]	13.8%	9.2%	460	bps
Non-GAAP EPS[2,3]	$1.28	$0.80	60%
Comparable Store Sales Growth[4]	7%	-6%

[1]	Total net revenues increased 7.4% to $10.5 billion on a 52-week basis.
[2]	For the 53 weeks ended October 3, 2010, diluted earnings per share included an estimated $0.05 per share benefit from the extra week in September 2010.
[3]	See the Reconciliation of Selected GAAP Measures to Non-GAAP Measures at the end of this document for further detail.
[4]	Comparable store sales percentages were calculated excluding the additional week in September 2010.

Share Repurchase

In the fourth quarter, Starbucks repurchased 4.5 million shares of its common stock for a total of $112 million. For the full fiscal year 2010, the company repurchased 11.2 million shares of its common stock for a total of $285 million.

Dividend Declaration

Starbucks Corporation Board of Directors has declared a $0.13 per share cash dividend to its shareholders of record as of November 18, 2010, which will be paid on December 3, 2010.

Fiscal 2011 Targets

Starbucks has reiterated the following fiscal 2011 targets introduced on July 21, 2010:

•	Starbucks plans to open approximately 500 net new stores globally; approximately 100 in the U.S. and approximately 400 internationally, the majority of which are expected to be licensed stores.

•	The company is targeting mid-to-high single-digit revenue growth based on a 52-week comparable year, driven by low-to-mid single-digit comparable store sales growth.

The company has revised the following fiscal 2011 targets introduced on July 21, 2010:

•

Starbucks is now targeting full-year operating margin improvement (excluding restructuring charges in FY10) of 100 to 200 basis points for the U.S. segment. Margin targets remain unchanged for the following: 100 to 200 basis points of improvement for the International segment and a range of 30% to 35% for the CPG segment. Consolidated operating margin improvement is expected to be approximately 50 to 100 basis points compared to FY10 non-GAAP operating margin.

•	The company now expects EPS of $1.41 to $1.47, reflecting 15% to 20% growth over fiscal 2010 non-GAAP EPS on a 52-week basis. No restructuring charges are anticipated in fiscal 2011.

•	Capital expenditures are expected to be approximately $550 million to $600 million for the full year.

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•

Commodity costs are now expected to have an unfavorable impact on EPS of approximately $0.08 to $0.10, attributable primarily to higher coffee costs. The company’s EPS expectation noted above reflects the impact of higher commodity costs.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo and Troy Alstead, cfo. The call will be broadcast live over the Internet and can be accessed at the company’s web site address of http://investor.starbucks.com. A replay of the call will be available via telephone through 9:00 p.m. Pacific Time on November 8, 2010 by calling 1-800-642-1687, reservation number 80745717. A replay of the call will also be available via the Investor Relations page on Starbucks.com through approximately 5:00 p.m. Pacific Time on Friday, December 3, 2010 at the following URL: http://investor.starbucks.com.

The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2009 for additional information.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives and plans, as well as trends in or expectations regarding, earnings per share, revenues, operating margins, comparable store sales, store openings and closings, restructuring charges, cash flow from operations, capital expenditures, free cash flow, and commodity costs. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, costs associated with, and the successful execution of, the company’s initiatives, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 27, 2009. The company assumes no obligation to update any of these forward-looking statements.

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STARBUCKS CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(unaudited, in millions, except per share data)

	14 Weeks Ended	13 Weeks Ended		14 Weeks Ended	13 Weeks Ended
	October 3, 2010	September 27, 2009	% Change	October 3, 2010	September 27, 2009
				As a % of total net revenues
Net revenues:
Company-operated retail	$2,355.0	$2,028.4	16.1%	83.0%	83.7%
Specialty:
Licensing	373.8	304.2	22.9	13.2	12.6
Foodservice and other	109.2	89.6	21.9	3.8	3.7

Total specialty	483.0	393.8	22.7	17.0	16.3

Total net revenues	2,838.0	2,422.2	17.2	100.0	100.0

Cost of sales including occupancy costs	1,172.6	1,041.2	12.6	41.3	43.0
Store operating expenses	938.4	847.5	10.7	33.1	35.0
Other operating expenses	82.3	58.6	40.4	2.9	2.4
Depreciation and amortization expenses	126.1	132.6	(4.9)	4.4	5.5
General and administrative expenses	160.9	133.2	20.8	5.7	5.5
Restructuring charges	6.4	53.2	(88.0)	0.2	2.2

Total operating expenses	2,486.7	2,266.3	9.7	87.6	93.6

Income from equity investees	48.0	43.5	10.3	1.7	1.8

Operating income	399.3	199.4	100.3	14.1	8.2

Interest income and other, net	21.9	21.4	2.3	0.8	0.9
Interest expense	(8.6)	(8.6)	0.0	(0.3)	(0.4)

Earnings before income taxes	412.6	212.2	94.4	14.5	8.8

Income taxes	134.1	58.7	128.4	4.7	2.4

Net earnings including noncontrolling interest	278.5	153.5	81.4	9.8	6.3

Net earnings (loss) attributable to noncontrolling interest	(0.4)	3.5	nm	(0.0)	0.1

Net earnings attributable to Starbucks	$278.9	$150.0	85.9%	9.8%	6.2%

Net earnings per common share - diluted	$0.37	$0.20	85.0%

Weighted avg. shares outstanding - diluted	760.9	757.9

Cash dividends declared per share	$0.13	$0.00

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				39.8%	41.8%
Other operating expenses as a percentage of specialty revenues				17.0%	14.9%
Effective tax rate including noncontrolling interest				32.5%	27.7%

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STARBUCKS CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(unaudited, in millions, except per share data)

	53 Weeks Ended	52 Weeks Ended		53 Weeks Ended	52 Weeks
	October 3, 2010	September 27, 2009	% Change	October 3, 2010	September 27, 2009
				As a % of total net revenues
Net revenues:
Company-operated retail	$8,963.5	$8,180.1	9.6%	83.7%	83.7%
Specialty:
Licensing	1,340.9	1,222.3	9.7	12.5	12.5
Foodservice and other	403.0	372.2	8.3	3.8	3.8

Total specialty	1,743.9	1,594.5	9.4	16.3	16.3

Total net revenues	10,707.4	9,774.6	9.5	100.0	100.0

Cost of sales including occupancy costs	4,458.6	4,324.9	3.1	41.6	44.2
Store operating expenses	3,551.4	3,425.1	3.7	33.2	35.0
Other operating expenses	293.2	264.4	10.9	2.7	2.7
Depreciation and amortization expenses	510.4	534.7	(4.5)	4.8	5.5
General and administrative expenses	569.5	453.0	25.7	5.3	4.6
Restructuring charges	53.0	332.4	(84.1)	0.5	3.4

Total operating expenses	9,436.1	9,334.5	1.1	88.1	95.5

Income from equity investees	148.1	121.9	21.5	1.4	1.2

Operating income	1,419.4	562.0	152.6	13.3	5.7

Interest income and other, net	50.3	37.0	35.9	0.5	0.4
Interest expense	(32.7)	(39.1)	(16.4)	(0.3)	(0.4)

Earnings before income taxes	1,437.0	559.9	156.7	13.4	5.7

Income taxes	488.7	168.4	190.2	4.6	1.7

Net earnings including noncontrolling interest	948.3	391.5	142.2	8.9	4.0

Net earnings (loss) attributable to noncontrolling interest	2.7	0.7	285.7	0.0	0.0

Net earnings attributable to Starbucks	$945.6	$390.8	142.0%	8.8%	4.0%

Net earnings per common share - diluted	$1.24	$0.52	138.5%

Weighted avg. shares outstanding - diluted	764.2	745.9

Cash dividends declared per share	$0.36	$0.00

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				39.6%	41.9%
Other operating expenses as a percentage of specialty revenues				16.8%	16.6%
Effective tax rate including noncontrolling interest				34.0%	30.1%

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Segment Results

The tables below present reportable segment results net of intersegment eliminations (in millions):

United States	October 3, 2010	September 27, 2009	% Change	October 3, 2010	September 27, 2009
				As a % of US total net revenues
14 and 13 Weeks Ended
Net revenues:
Company-operated retail	$1,836.8	$1,595.0	15.2%	93.1%	93.2%
Specialty:
Licensing	136.7	115.2	18.6	6.9	6.7
Other	0.1	0.8	(87.2)	0.0	0.0

Total specialty	136.8	116.0	17.9	6.9	6.8

Total net revenues	1,973.6	1,711.0	15.3	100.0	100.0

Cost of sales including occupancy costs	750.9	684.2	9.7	38.0	40.0
Store operating expenses	753.7	690.5	9.2	38.2	40.4
Other operating expenses	14.2	15.9	(10.6)	0.7	0.9
Depreciation and amortization expenses	86.4	92.2	(6.3)	4.4	5.4
General and administrative expenses	25.1	21.6	16.1	1.3	1.3
Restructuring charges	1.1	46.7	(97.6)	0.1	2.7

Total operating expenses	1,631.4	1,551.1	5.2	82.7	90.7

Operating income	$342.2	$159.9	114.0%	17.3%	9.3%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				41.0%	43.3%
Other operating expenses as a percentage of specialty revenues				10.4%	13.7%

53 and 52 Weeks Ended
Net revenues:
Company-operated retail	$7,031.8	$6,572.1	7.0%	93.0%	93.1%
Specialty:
Licensing	524.0	486.0	7.8	6.9	6.9
Other	4.6	3.6	27.5	0.1	0.1

Total specialty	528.6	489.6	8.0	7.0	6.9

Total net revenues	7,560.4	7,061.7	7.1	100.0	100.0

Cost of sales including occupancy costs	2,906.1	2,941.4	(1.2)	38.4	41.7
Store operating expenses	2,831.9	2,815.1	0.6	37.5	39.9
Other operating expenses	55.6	66.6	(16.6)	0.7	0.9
Depreciation and amortization expenses	350.7	377.9	(7.2)	4.6	5.4
General and administrative expenses	97.8	84.8	15.4	1.3	1.2
Restructuring charges	27.2	246.3	(89.0)	0.4	3.5

Total operating expenses	6,269.3	6,532.1	(4.0)	82.9	92.5

Income from equity investees	—	0.5	(100.0)	—	0.0

Operating income	$1,291.1	$530.1	143.6%	17.1%	7.5%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				40.3%	42.8%
Other operating expenses as a percentage of specialty revenues				10.5%	13.6%

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International	October 3, 2010	September 27, 2009	% Change	October 3, 2010	September 27, 2009
				As a % of International total net revenues
14 and 13 Weeks Ended
Net revenues:
Company-operated retail	$518.2	$433.4	19.6%	83.7%	84.6%
Specialty:
Licensing	88.2	67.6	30.4	14.2	13.2
Foodservice and other	12.9	11.0	16.9	2.1	2.1

Total specialty	101.1	78.6	28.6	16.3	15.4

Total net revenues	619.3	512.0	21.0	100.0	100.0

Cost of sales including occupancy costs	283.7	254.3	11.6	45.8	49.7
Store operating expenses	184.7	157.0	17.7	29.8	30.7
Other operating expenses	24.5	15.6	57.4	4.0	3.0
Depreciation and amortization expenses	26.8	26.9	(0.4)	4.3	5.3
General and administrative expenses	32.5	28.6	13.6	5.2	5.6
Restructuring charges	5.3	5.6	(5.1)	0.9	1.1

Total operating expenses	557.5	488.0	14.2	90.0	95.3

Income from equity investees	23.9	15.1	57.9	3.9	2.9

Operating income	$85.7	$39.1	119.2%	13.8%	7.6%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				35.6%	36.2%
Other operating expenses as a percentage of specialty revenues				24.2%	19.8%

53 and 52 Weeks Ended
Net revenues:
Company-operated retail	$1,931.7	$1,608.0	20.1%	84.4%	84.0%
Specialty:
Licensing	310.5	266.2	16.7	13.6	13.9
Foodservice and other	46.6	40.1	16.2	2.0	2.1

Total specialty	357.1	306.3	16.6	15.6	16.0

Total net revenues	2,288.8	1,914.3	19.6	100.0	100.0

Cost of sales including occupancy costs	1,078.2	961.3	12.2	47.1	50.2
Store operating expenses	719.5	610.0	17.9	31.4	31.9
Other operating expenses	85.7	71.2	20.4	3.7	3.7
Depreciation and amortization expenses	108.6	102.2	6.2	4.7	5.3
General and administrative expenses	126.6	105.0	20.6	5.5	5.5
Restructuring charges	25.8	27.0	(4.3)	1.1	1.4

Total operating expenses	2,144.4	1,876.7	14.3	93.7	98.0

Income from equity investees	80.8	53.6	50.7	3.5	2.8

Operating income	$225.2	$91.2	146.9%	9.8%	4.8%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				37.2%	37.9%
Other operating expenses as a percentage of specialty revenues				24.0%	23.2%

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Global CPG	October 3, 2010	September 27, 2009	% Change	October 3, 2010	September 27, 2009
				As a % of CPG total net revenues
14 and 13 Weeks Ended
Licensing revenues	$130.0	$104.7	24.2%	64.6%	61.9%
Foodservice revenues	71.3	64.4	10.7	35.4	38.1

Total specialty revenues	201.3	169.1	19.0	100.0	100.0

Cost of sales	110.6	85.8	28.9	54.9	50.7
Other operating expenses	34.2	20.2	69.3	17.0	11.9
Depreciation and amortization expenses	0.8	1.1	(27.3)	0.4	0.7
General and administrative expenses	2.5	2.4	4.2	1.2	1.4
Restructuring charges	—	0.0	—	—	—

Total operating expenses	148.1	109.5	35.3	73.6	64.8

Income from equity investees	26.1	28.4	(8.1)	13.0	16.8

Operating income	$79.3	$88.0	(9.9)%	39.4%	52.0%

53 and 52 Weeks Ended
Licensing revenues	$431.9	$396.1	9.0%	61.1%	58.7%
Foodservice revenues	275.5	278.3	(1.0)	38.9	41.3

Total specialty revenues	707.4	674.4	4.9	100.0	100.0

Cost of sales	384.9	350.5	9.8	54.4	52.0
Other operating expenses	117.0	95.3	22.8	16.5	14.1
Depreciation and amortization expenses	3.7	4.8	(22.9)	0.5	0.7
General and administrative expenses	11.0	8.8	25.0	1.6	1.3
Restructuring charges	—	1.0	(100.0)	—	0.1

Total operating expenses	516.6	460.4	12.2	73.0	68.3

Income from equity investees	70.6	67.8	4.1	10.0	10.1

Operating income	$261.4	$281.8	(7.2)%	37.0%	41.8%

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Other	October 3, 2010	September 27, 2009	% Change
14 and 13 Weeks Ended
Licensing revenues	$18.9	$16.7	13.2%
Foodservice and other	24.9	13.4	85.8

Total specialty revenues	43.8	30.1	45.5

Cost of sales	27.4	16.9	62.1
Other operating expenses	9.4	6.9	36.2
Depreciation and amortization expenses	12.1	12.4	(2.4)
General and administrative expenses	100.8	80.6	25.1
Restructuring charges	0.0	0.9	(100.0)

Total operating expenses	149.7	117.7	27.2

Income from equity investees	(2.0)	—	nm

Operating loss	$(107.9)	$(87.6)	23.2%

53 and 52 Weeks Ended
Licensing revenues	$74.5	$74.0	0.7%
Foodservice and other	76.3	50.2	52.0

Total specialty revenues	150.8	124.2	21.4

Cost of sales	89.4	71.7	24.7
Other operating expenses	34.9	31.3	11.5
Depreciation and amortization expenses	47.4	49.8	(4.8)
General and administrative expenses	334.1	254.4	31.3
Restructuring charges	—	58.1	(100.0)

Total operating expenses	505.8	465.3	8.7

Income from equity investees	(3.3)	—	nm

Operating loss	$(358.3)	$(341.1)	5.0%

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STARBUCKS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions, except per share data)

(unaudited)

	October 3, 2010	September 27, 2009
ASSETS
Current assets:
Cash and cash equivalents	$1,164.0	$599.8
Short-term investments - available-for-sale securities	236.5	21.5
Short-term investments - trading securities	49.2	44.8
Accounts receivable, net	302.7	271.0
Inventories	543.3	664.9
Prepaid expenses and other current assets	156.5	147.2
Deferred income taxes, net	304.2	286.6

Total current assets	2,756.4	2,035.8

Long-term investments – available-for-sale securities	191.8	71.2
Equity and other investments	341.5	352.3
Property, plant and equipment, net	2,416.5	2,536.4
Other assets	346.5	253.8
Other intangible assets	70.8	68.2
Goodwill	262.4	259.1

TOTAL ASSETS	$6,385.9	$5,576.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	282.6	267.1
Accrued compensation and related costs	400.0	307.5
Accrued occupancy costs	173.2	188.1
Accrued taxes	100.2	127.8
Insurance reserves	146.2	154.3
Other accrued liabilities	262.8	147.5
Deferred revenue	414.1	388.7

Total current liabilities	1,779.1	1,581.0

Long-term debt	549.4	549.3
Other long-term liabilities	375.1	389.6

Total liabilities	2,703.6	2,519.9

Shareholders’ equity:
Common stock ($0.001 par value) - authorized, 1,200 shares; issued and outstanding, 742.6 and 742.9 shares, respectively, (includes 3.4 common stock units in both periods)	0.7	0.7
Additional paid-in-capital	106.2	147.0
Other additional paid-in-capital	39.4	39.4
Retained earnings	3,471.2	2,793.2
Accumulated other comprehensive income	57.2	65.4

Total shareholders’ equity	3,674.7	3,045.7
Noncontrolling interests	7.6	11.2

Total equity	3,682.3	3,056.9

TOTAL LIABILITIES AND EQUITY	$6,385.9	$5,576.8

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STARBUCKS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in millions)

	53 Weeks Ended October 3, 2010	52 Weeks September 27, 2009
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$948.3	$391.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	540.8	563.3
Provision for impairments and asset disposals	67.7	224.4
Deferred income taxes, net	(42.0)	(69.6)
Equity in income of investees	(108.6)	(78.4)
Distributions of income from equity investees	91.4	53.0
Stock-based compensation	113.6	83.2
Tax benefit from exercise of stock options	13.5	2.0
Excess tax benefit from exercise of stock options	(36.9)	(15.9)
Other	(15.3)	5.4
Cash provided/(used) by changes in operating assets and liabilities:
Inventories	123.2	28.5
Accounts payable	(3.6)	(53.0)
Accrued taxes	(12.9)	57.2
Deferred revenue	24.2	16.3
Other operating assets	(16.1)	120.5
Other operating liabilities	17.6	60.6

Net cash provided by operating activities	1,704.9	1,389.0

INVESTING ACTIVITIES:
Purchase of available-for-sale securities	(549.0)	(129.2)
Maturity and calls of available-for-sale securities	209.9	111.0
Sale of available-for-sale securities	1.1	5.0
Acquisitions, net of cash acquired	(12.0)	—
Net purchases of equity, other investments and other assets	1.2	(4.8)
Additions to property, plant and equipment	(440.7)	(445.6)
Proceeds from sale of property, plant and equipment	—	42.5

Net cash used by investing activities	(789.5)	(421.1)

FINANCING ACTIVITIES:
Proceeds from issuance of commercial paper	—	20,965.4
Repayments of commercial paper	—	(21,378.5)
Proceeds from short-term borrowings	—	1,338.0
Repayments of short-term borrowings	—	(1,638.0)
Purchase of noncontrolling interest	(45.8)	—
Proceeds from issuance of common stock	127.9	57.3
Excess tax benefit from exercise of stock options	36.9	15.9
Principal payments on long-term debt	(6.6)	(0.7)
Cash dividends paid	(171.0)	—
Repurchase of common stock	(285.6)	—
Other	(1.8)	(1.6)

Net cash used by financing activities	(346.0)	(642.2)

Effect of exchange rate changes on cash and cash equivalents	(5.2)	4.3

Net increase/(decrease) in cash and cash equivalents	564.2	330.0

CASH AND CASH EQUIVALENTS:
Beginning of period	599.8	269.8

End of the period	$1,164.0	$599.8

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$32.0	$39.8
Income taxes	$527.0	$162.0

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Fiscal Fourth Quarter 2010 Store Data

The company’s store data for the periods presented are as follows:

	Net stores opened/(closed) during the period
	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended	Stores open as of
	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009
United States:
Company-operated Stores	(20)	(107)	(57)	(474)	6,707	6,764
Licensed Stores	20	(31)	60	35	4,424	4,364

	0	(138)	3	(439)	11,131	11,128

International:
Company-operated Stores (1)	21	8	(15)	103	2,126	2,141
Licensed Stores (1)	100	36	235	291	3,601	3,366

	121	44	220	394	5,727	5,507

Total	121	(94)	223	(45)	16,858	16,635

(1)	International store data has been adjusted for the acquisitions of retail store locations in France and Brazil, by reclassifying historical information from Licensed Stores to Company-operated Stores.

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides non-GAAP operating income, non-GAAP operating margin, non-GAAP earnings per share (non-GAAP EPS), as well as free cash flow. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating income, non-GAAP operating margin, and non-GAAP earnings per share (non-GAAP EPS) are operating income, operating margin, and diluted net earnings per share, respectively. The GAAP measure most directly comparable to free cash flow is cash flow from operations (or net cash provided by operating activities).

The non-GAAP financial measures provided in this release, other than free cash flow, exclude restructuring charges, primarily related to company-operated store closures and, with respect to non-GAAP financial measures for fiscal 2009, the impacts of workforce reductions. Free cash flow is defined as cash flow from operations less capital expenditures (or net additions to property, plant and equipment). The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance. More specifically, for historical non-GAAP financial measures other than free cash flow, management excludes each of those items mentioned above because it believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

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STARBUCKS CORPORATION

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(unaudited)

(in millions, except per share data)

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009

Consolidated
Operating income, as reported (GAAP)	$399.3	$199.4	$1,419.4	$562.0
Restructuring charges	6.4	53.2	53.0	332.4

Non-GAAP operating income	$405.7	$252.6	$1,472.4	$894.4

Operating margin, as reported (GAAP)	14.1%	8.2%	13.3%	5.7%
Restructuring charges	0.2	2.2	0.5	3.4

Non-GAAP operating margin	14.3%	10.4%	13.8%	9.2%

Diluted EPS, as reported (GAAP)	$0.37	$0.20	$1.24	$0.52
Restructuring charges, net of tax	—	0.04	0.04	0.28

Non-GAAP diluted EPS	$0.37	$0.24	$1.28	$0.80

Impact of extra week in fiscal 2010			0.05

Non-GAAP Diluted EPS on a 52-week basis			$1.23

Net cash provided by operating activities			$1,704.9
Additions to property, plant and equipment			(440.7)

Free cash flow			$1,264.2

United States
Operating income, as reported (GAAP)	$342.2	$159.9	$1,291.1	$530.1
Restructuring charges	1.1	46.7	27.2	246.3

Non-GAAP operating income	$343.3	$206.6	$1,318.3	$776.4

Operating margin, as reported (GAAP)	17.3%	9.3%	17.1%	7.5%
Restructuring charges	0.1	2.7	0.4	3.5

Non-GAAP operating margin	17.4%	12.1%	17.4%	11.0%

International
Operating income, as reported (GAAP)	$85.7	$39.1	$225.2	$91.2
Restructuring charges	5.3	5.6	25.8	27.0

Non-GAAP operating income	$91.0	$44.7	$251.0	$118.2

Operating margin, as reported (GAAP)	13.8%	7.6%	9.8%	4.8%
Restructuring charges	0.9	1.1	1.1	1.4

Non-GAAP operating margin	14.7%	8.7%	11.0%	6.2%

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande	Deb Trevino
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

###

© 2010 Starbucks Coffee Company. All rights reserved.

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